Exhibit 99.1

UDR Prices $400 million of 3.00% Senior Unsecured Notes Due 2031 and Announces Redemption of All Outstanding 3.70% Senior Unsecured Notes Due October 2020

DENVER, CO., August 6, 2019 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced a $400 million offering of 3.00% senior unsecured notes under its existing shelf registration statement. Interest is payable semiannually on February 15 and August 15 with the first interest payment due February 15, 2020. The notes will mature on August 15, 2031. The notes were priced at 99.710% of the principal amount, plus accrued interest from August 15, 2019 to yield 3.029% to maturity.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company also announced that it will redeem all $300 million aggregate principal amount of its outstanding 3.70% senior unsecured notes due October 1, 2020 (CUSIP No. 90265EAH3).

The Company expects to use the net proceeds to repay indebtedness, including funding the redemption of the 3.70% senior notes (plus the make-whole amount and accrued and unpaid interest), to fund potential acquisitions or for other general corporate purposes. The settlement of the offering is expected to occur on August 15, 2019, subject to the satisfaction of customary closing conditions.

BofA Merrill Lynch, Wells Fargo Securities and J.P. Morgan are the joint book-running managers for the offering. PNC Capital Markets LLC, Regions Securities LLC, US Bancorp, Citigroup, BB&T Capital Markets, TD Securities, Credit Suisse, Morgan Stanley, MUFG, BNY Mellon Capital Markets, LLC and Ramirez & Co., Inc. are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Toll-free: 1-800-294-1322, or by email at dg.prospectus_requests@baml.com; (ii) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Toll-free: 1-800-645-3751, or by emailing wfscustomerservice@wellsfargo.com; or (iii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, Collect: 1-212-834-4533.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning the availability of capital and the stability of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments and redevelopments, delays in completing lease-ups on schedule or at expected rent and occupancy levels, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures and partnerships with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2019, UDR owned or had an ownership position in 50,829 apartment homes including 366 homes under development. For over 47 years, UDR has delivered long-term value to shareholders, the best standard of service to residents and the highest quality experience for associates.

Contact: UDR, Inc.

Chris Van Ens

cvanens@udr.com

720-348-7762